UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 23, 2015
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
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Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On February 23, 2015, Open Text Corporation (“OpenText” or the “Company”) issued a press release regarding the matters described in this Current Report on Form 8-K. A copy of the press release is being furnished herewith as Exhibit 99.1. The website address of OpenText is included in the press release as an inactive textual reference only. The information contained on this website is not part of the press release and shall not be deemed furnished to the SEC.

The information set forth in this Item 7.01 including Exhibit 99.1 is being furnished under Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01. Other Events.
OpenText announced on February 23, 2015 that Mark J. Barrenechea, President and Chief Executive Officer (“CEO”), has been diagnosed with Leukemia, the treatment of which will require him to reduce his involvement in the day-to-day operations of the Company for approximately the next 100 days.

During this time, a CEO Operating Committee has been established to assist in the management of the Company’s day-to-day operations. In addition to Mr. Barrenechea, the CEO Operating Committee will consist of John M. Doolittle, Chief Financial Officer, and Gordon A. Davies, Chief Legal Officer and Corporate Secretary.

Mr. Barrenechea remains Chief Executive Officer and a Director during this time, and will continue to be involved in the Company’s strategic matters. The roles and responsibilities of the Company’s Executive Leadership Team during this period remain unchanged.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated February 23, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

February 23, 2015	By:	/S/ JOHN M. DOOLITTLE
John M. Doolittle Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 23, 2015